EXHIBIT 23.4

                                  [LETTERHEAD]

          NIEVAARD, KOFOED & TERAN, P.C.
NK        Certified Public Accountants
&T        Hans Nievaard, CPA
          Alfred Kofoed, CPA
          Bruce M. Teran, CPA



Magicworks Entertainment Incorporated
930 Washington Avenue, 5th Floor
Miami Beach, Florida  33139



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the use of our reports, (and all references to our Firm) included in or made a part of this registration statement.




/s/ NIEVAARD, KOFOED & TERAN, P.C.
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Nievaard, Kofoed & Teran, P.C.
Salt Lake City, Utah   84124
April 11, 1997